UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2006, PTS, Inc.’s (the “Company”) wholly owned subsidiary Disability Access Consultants, Incorporated entered into an Agreement and Plan of Merger (the “Agreement of Merger”) with Disability Access Corporation f/k/a Power-Save Energy Corp. a Delaware Corporation (Pink Sheets: PWVG).

Under the terms of the Agreement of Merger, Disability Access Consultants, Incorporated will be merged with and into Disability Access Corporation, with Disability Access Consultants, Incorporated continuing as the surviving corporation.  The converting of the outstanding shares of the constituent corporations will be 1 (one) common share of Disability Access Consultants, Incorporated will receive 130,000 (one hundred thirty thousand) common shares of Disability Access Corporation.  The merger shall become effective on January 2, 2007 upon the completion of the year-end financial statements for the current fiscal year ending December 31, 2006.  A copy of the Agreement of Merger is attached as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit No.	Document	Location
2.1	Agreement of Merger	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	PTS, Inc.

By /s/ Peter Chin
Peter Chin, President